UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2013

RENTECH, INC.

(Exact name of registrant as specified in its charter)

Colorado	001-15795	84-0957421
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10877 Wilshire Boulevard, Suite 600 Los Angeles, California	90024
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (310) 571-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On June 4, 2013 our shareholders adopted the Second Amended and Restated 2009 Incentive Award Plan (the “Second Restated Plan”) at our Annual Meeting of Shareholders. The Second Restated Plan amends the Amended and Restated 2009 Incentive Award Plan (the “Original Plan”) in the following respects:

•

Increases the aggregate number of shares of our common stock with respect to which awards may be granted under the Second Restated Plan such that the total number of shares available for grant under the Second Restated Plan will be 11,980,000, which is a net increase of 8,400,000 new shares added to the 3,580,000 shares which remained available for grant under the Original Plan as of December 31, 2012. The number of shares available for grant will be reduced by one share for each share subject to an option or stock appreciation right and 1.5 shares for each share subject to a full value award, in each case, granted under the Original Plan after December 31, 2012 but before the effective date of the Second Restated Plan, revising the manner in which shares of our common stock are counted against and may be added back to the share reserve under the Second Restated Plan;

•

Revises the limits applicable to awards granted under the Second Restated Plan, such that (i) the maximum number of shares that may be granted to any one participant during any one calendar year equals 6,774,500 shares with respect to options, 6,774,500 shares with respect to stock appreciation rights, and 6,774,500 shares with respect to full value awards, and (ii) during any one calendar year, no participant may be granted performance-based awards denominated in cash under which more than $2,000,000 may be earned with respect to any twelve-month period during the applicable performance period (or two times the foregoing limits for awards granted to any newly hired employee during the year of hire);

•	Establishes a limit on the grant date fair value of awards that may be granted to any non-employee directors during any one calendar year, which is $275,000;

•	Clarifies that the exercise price of stock options may be paid through a net exercise;

•

Provides for the automatic exercise of in-the-money stock options and stock appreciation rights on the last business day of the applicable term of such award payment on a net exercise basis with respect to the exercise price of any such options and a deduction or withholding of an amount sufficient to satisfy all taxes associated with such exercise;

•	Subjects awards granted under the Second Restated Plan to the provisions of any applicable clawback policy;

•

Clarifies the manner in which adjustments may be made to the Second Restated Plan and awards outstanding under the Second Restated Plan upon certain changes affecting the shares or the share price of our common stock;

•	Eliminates our ability to pay dividend equivalents with respect to stock options and stock appreciation rights;

•

Revises the performance criteria available for awards intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code to include criteria related to our subsidiaries and to expressly permit goals determined by reference to our and our subsidiaries’ performance and comparisons of our and our subsidiaries’ performance to the performance of one or more other companies;

•	Extends the term of the Second Restated Plan through the tenth anniversary of the date on which the Second Restated Plan is approved by our shareholders and becomes effective; and

•

Expressly prohibits the cancellation of any option or stock appreciation right in exchange for cash when the per share exercise price or base price of the option or stock appreciation right, as applicable, exceeds the fair market value of the shares of common stock subject to such option or stock appreciation right.

The foregoing summary of the amendments to the Original Plan contained in the Second Restated Plan does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Second Restated Plan, which is attached to this Current Report as Exhibit 10.1 and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)	The Annual Meeting of Shareholders of Rentech, Inc. was held on June 4, 2013.

(b)	The results of the matters submitted to a shareholder vote at the annual meeting were as follows:

1.	Election of Directors: Our shareholders elected the following three directors to each serve a three-year term expiring on the date of the 2016 annual meeting of shareholders or until his successor has been qualified and elected.

Director	Votes For	Votes Withheld	Broker Non-Votes
Michael F. Ray	123,677,384	7,666,684	62,586,720
Edward M. Stern	120,089,891	11,254,177	62,586,720
John A. Williams	114,167,392	17,176,676	62,586,720

2.	Second Amended and Restated 2009 Incentive Award Plan: Our shareholders approved the adoption of the Second Amended and Restated 2009 Incentive Award Plan.

Votes For	Votes Against	Abstain	Broker Non-Votes
96,051,579	34,980,752	311,737	62,586,720

3.	Ratification of Selection of Independent Registered Public Accounting Firm: Our shareholders ratified the selection of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2013.

Votes For	Votes Against	Abstain	Broker Non-Votes
189,376,756	2,989,990	1,564,042	—

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description of the Exhibit

Exhibit 10.1	Second Amended and Restated 2009 Incentive Award Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH, INC.

Date: June 5, 2013	By:	/s/ Colin Morris
Colin Morris
Senior Vice President and Secretary